Exhibit 4.5


                           FORM OF AGREEMENT TO AMEND
               Financial Lease Agreement No. [number] dated [date] by and between Open Joint Stock Company RTC-Leasing and Open Joint Stock Company of Long Distance and International Telecommunications Rostelecom

THIS AGREEMENT TO AMEND (this "Amendment Agreement") is made on October 2, 2003 by and between:

(1) OPEN JOINT STOCK COMPANY RTC-LEASING (the "Lessor"), located at: 5 Delegatskaya, Moscow 127091, Russian Federation, represented by Director General Mikhail Grigorievich Trufanov who is acting under the Charter, and

(2) OPEN JOINT STOCK COMPANY OF LONG DISTANCE AND INTERNATIONAL
TELECOMMUNICATIONS ROSTELECOM (the "Lessee"), located at: 5 Delegatskaya, Moscow 127091, Russian Federation, represented by General Director Sergey Ivanovich Kuznetsov who is acting under the Charter,

(jointly referred to as the "Parties" and individually, as a "Party").

WHEREAS:

- On [date], the Parties entered into Financial Lease Agreement No. [number] (with subsequent amendments, dated [dates of amendments]) (hereinafter, the "Lease Agreement") whereunder the Lessor undertook to the Lessee to acquire title to the Property specified by the Lessee from the Seller specified by the Lessee and to provide such Property to the Lessee for temporary possession and use, while the Lessee undertook to make Lease Payments in favor of the Lessor;

- As of the date hereof, the total amount of Lease Payments due from the Lessee to the Lessor is [amount] roubles, which amount does not include value-added tax (the "Amount Due");

- On October 1, 2003, the General Meeting of Shareholders of OJSC RTC-Leasing approved a resolution to approve this Amendment Agreement (Minutes No. 6 dated 1 October 2003); and

- On September 29, 2003, the Board of Directors of OJSC Rostelecom approved a resolution to approve this Amendment Agreement (Minutes No. 6 dated September 29, 2003);

THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   Use of Terms

1.1 The terms defined in the Lease Agreement shall have the same meanings herein.

1.2 Unless otherwise expressly arising out of this Amendment Agreement, any reference herein to an "Article" and an "Exhibit" shall be a reference to an Article hereof and an Exhibit hereto, respectively.
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2.   Construction and Continued Validity

2.1 As of the date hereof, amendments shall be made to the Lease Agreement, whereupon any provisions of the Lease Agreement shall be construed for any purpose in accordance herewith only.

2.2 The provisions of the Lease Agreement shall remain fully in force with the exception of the amendments specified below in this Agreement.

3.   Amendments

3.1 Section 3.3 of the Lease Agreement shall be hereby amended and restated as follows:

"The property shall be transferred by the Lessor to the Lessee for temporary possession and use for the period from the Acceptance Date to the date of execution of the Transfer of Title Acknowledgment pursuant to Section 5.6 hereof."

3.2 Section 5.6 of the Lease Agreement shall be hereby amended and restated as follows:

"Title to the Property shall be transferred by the Lessor to the Lessee under a transfer of title acknowledgment (the "Transfer of Title Acknowledgment") drawn up in the form of Exhibit A and executed by the duly authorized representatives of the Parties within (a) in the event the payment is made by the Lessee, five
(5) business days of the date the Amount Due is credited to the bank account of the Lessor or (b) in the event the Lessor assigns, to a third party, its claims against the Lessee with respect to the receipt of the Amount Due, thirty (30) business days of the date of the agreement on the assignment of rights between the Lessor and such third party or (c) in the event of termination of claims against the Lessee with respect to the receipt of the Amount Due on grounds not specified in paragraphs (a) and (b) above, within ten (10) Business Days of the date of occurrence of the grounds for the termination of such claims."

3.3 Sections 8.1 - 8.7 of the Lease Agreement shall be hereby replaced with Sections 8.1 - 8.5 with the following language:

8.1  The Amount Due shall be paid to the Lessor as follows

8.1.1 The Lessee shall pay the first portion of the Amount Due constituting [amount], value-added tax excluded, on October 1, 2005; and

8.1.2 The Lessee shall pay the remaining portion of the Amount Due constituting [amount], value-added tax excluded, on October 1, 2015.

8.2 The Amount Due shall be paid by bank transfer of cash to the account of the Lessor.

8.3 The Lessor shall, no later than three (3) business days prior to the date of payment of the relevant portion of the Amount Due as per Sections 8.1.1, 8.1.2 and 8.5 hereof, invoice the Lessee specifying, in a separate entry, the value-added tax amount calculated at the rate in effect as of the invoice date.

8.4 In the event the Lessee delays payment of the Amount Due or a portion thereof, the Lessor shall have the right to demand that the Lessee pay a late penalty in the amount of the interest rate of the Central Bank of the Russian Federation in effect as of the date the Lessor's demand is served on the Lessee with respect to the overdue amount per day of delay, and the Lessee shall pay such penalty within five (5) business days of the date of receipt of the Lessor's relevant demand.

8.5 The Lessee shall have the right to early performance of its obligations to pay the Amount Due or a portion thereof provided the Lessee gives the Lessor prior notice of such early performance."

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3.4 Section 11.1 of the Lease Agreement shall be hereby amended and restated as follows:

"This Lease Agreement shall be deemed terminated as of the date of execution of the Transfer of Title Acknowledgment with the exception of the claims against the Lessee for the receipt of the Amount Due in the event such claims are assigned to a third party."

3.5 All of the exhibits to the Lease Agreement determining the Lease Payment time frame shall be hereby deleted from the Lease Agreement.

4.   Incorporation into the Lease Agreement

This Agreement, including any Exhibits hereto, shall form an integral part of the Lease Agreement.

5.   Entry into Force

This Agreement shall enter into force as of the date of its execution by both Parties. The rights and obligations of the parties hereto shall arise as of the date the Lessee receives notice in writing from the Lessor to the effect that as of the date of such notice, (a) there are no outstanding obligations of the Lessor under delivery agreements, loan agreements or any other agreements made by the Lessor and third parties so as to acquire or finance the purchase of the Property, and (b) with respect to the Property, there exists no pledge or any other encumbrance in favor of the third parties specified above in this Article 5.

This Agreement is made in the Russian language, one (1) counterpart per Party.

In witness whereof this Agreement was duly executed by the Parties' authorized representatives.

For the Lessor                                   For the Lessee

---------------------                            -------------------------
Mikhail Grigorievich Trufanov                    Sergey Ivanovich Kuznetsov
Director General                                 Director General

---------------------                            -------------------------
Natalia Yevgenievna Kolesnikova                  Alexander Alexandrovich Lutsky
Chief Accountant                                 Chief Accountant

Seal                                             Seal

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EXHIBIT A

                    FORM OF TRANSFER OF TITLE ACKNOWLEDGMENT

                       ACKNOWLEDGMENT OF TRANSFER OF TITLE
           to the Property Transferred under Financial Lease Agreement
                            No. [number] dated [date]


This transfer of title acknowledgment (this "Acknowledgment") is made and executed on _____ (the "Execution Date") by

OPEN JOINT STOCK COMPANY RTC-LEASING (the "Lessor"), located at: _____________, represented by _______________ who is acting under the Charter, and

OPEN JOINT STOCK COMPANY OF LONG DISTANCE AND INTERNATIONAL TELECOMMUNICATIONS ROSTELECOM (the "Lessee"), located at: _________________, represented by ___________________ who is acting under the Charter,

(jointly referred to as the "Parties" and individually, as a "Party").

Pursuant to Section 5.6 of Financial Lease Agreement (the "Lease Agreement") No. [number] dated [date] between Open Joint Stock Company RTC-Leasing and Open Joint Stock Company of Long Distance and International Telecommunications Rostelecom, the Parties evidence the following by this Acknowledgment:

(1) Terms defined in the Lease Agreement shall have the same meanings herein.

(2) As of the Execution Date, the Lessor transferred to the Lessee and the Lessee accepted from the Lessor title to the Property.

(3) As of the Execution Date, the Lease Agreement shall be deemed terminated with the exception of the claims against the Lessee concerning the receipt of the Amount Due in the event such claims were assigned to a third party.

This Acknowledgment is made in two counterparts, each having equal legal validity, one counterpart per Party.

In witness whereof this Acknowledgment was executed by the Parties' duly authorized representatives.

For the Lessor                                  For the Lessee:

Signature:                                      Signature:
Title:                                          Title:

Signature:                                      Signature:
Chief Accountant:                               Chief Accountant:

(Seal)                                          (Seal)

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